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EXHIBIT 10.6.     SPECIMEN INCENTIVE STOCK OPTION AGREEMENT



                           HUDSON VALLEY HOLDING CORP.
                             2002 STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (the "Agreement"), is dated this ___ day of February, 2005, by and between HUDSON VALLEY HOLDING CORP., a New York Corporation having its office and principal place of business at 21 Scarsdale Road, Yonkers, New York (the "Corporation") and __________, an individual residing at ______________________ (the "Optionee").

      WHEREAS, the Corporation seeks to provide a means by which the Corporation, through the grant of stock options to the Optionee, may retain the Optionee as an employee of Hudson Valley Bank ("HVB") or of any subsidiary of the Corporation and motivate the Optionee to exert his or her best efforts on behalf of the Corporation, HVB or of any subsidiary of the Corporation (the "Subsidiary Corporation").

      WHEREAS, the stock option provided for hereunder is granted pursuant to the terms of the Hudson Valley Holding Corp. 2002 Stock Option Plan dated May 14, 2002 (the "Plan");

      NOW THEREFORE, in consideration of the promises contained in this Agreement and the benefits to be derived from those promises and for other consideration, the receipt of which is hereby acknowledged, the Corporation and the Optionee agree as follows.

      1. GRANT OF OPTION. From time to time the Corporation may provide a grant to Optionee (the "Grant") of a stock option (the "Stock Option") to purchase from the Corporation an aggregate of one or more shares of the common stock of the Corporation (the "Common Stock"), provided that at the time of any such Grant the Optionee does not own more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, HVB and of any Subsidiary Corporation. It is intended that each such Stock Option shall qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended. Each such Stock Option shall be evidenced by an option grant notice (the "Option Grant Notice") addressed to the Optionee from the Corporation and shall be subject to the terms and conditions of (i) the Plan,
(ii) this Agreement and (iii) the Option Grant Notice. Each Option Grant Notice shall state the vesting terms of the Stock Option.

      2. TERMS AND CONDITIONS. It is understood and agreed that any Stock Option is subject to the following terms and conditions of this Agreement:

            A. EXPIRATION DATE OF STOCK OPTION. The Stock Option shall expire ten (10) years from the date of grant as stated in the Option Grant Notice.


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            B. EXERCISE OF STOCK OPTION DURING CONTINUOUS EMPLOYMENT.

                  (1) Stock Options may be exercised pursuant to the following terms and conditions:

                        i. The Optionee must exercise and purchase the lesser of (i) 500 shares; or (ii) the entire Stock Option grant;

                        ii. The Optionee cannot exercise a Stock Option granted to him or her if at the time of said exercise there exists any unexercised Stock Option previously granted to him or her.

            C. EXERCISE IN THE EVENT OF DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT.

                  (1) Death. If the Optionee dies while an employee of the Corporation, HVB or of any Subsidiary Corporation, the Stock Option may be exercised by the Optionee's estate or by any person who acquired such Stock Option(s) by bequest or inheritance or by reason of the death of Optionee within twelve (12) months immediately following the Optionee's death and subject to verification that the Optionee was entitled to exercise such Stock Option at the date of his or her death; provided, however, that the Stock Option may not be exercised after the expiration date as set forth in Section 2.A. of this Agreement.

                  (2) Disability. If the Optionee ceases to be an employee of the Corporation, HVB or any Subsidiary Corporation because of his or her disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, such Stock Option may be exercised by the Optionee, his or her attorney-in-fact or conservator, as appropriate, within twelve (12) months immediately following the date that he or she ceased to be an employee and to the extent that the Optionee was entitled to exercise the Stock Option on the date when his or her employment ceased; provided, however, that the Stock Option may not be exercised after the expiration date as set forth in Section 2.A. of this Agreement and that such exercise by the attorney-in-fact or by the conservator of the Optionee does not disqualify the Stock Option as an incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

                  If the disability leave does not exceed ninety (90) days, the Optionee will be deemed to be in continuous employment with the Corporation, HVB and/or a Subsidiary Corporation during the leave period. However, if the disability leave exceeds ninety (90) days, the Optionee will be deemed to have terminated his or her employment on the ninety-first (91st) day of the leave, and will not, pursuant to Section 22 (e)(3) of the Internal Revenue Code of 1986, continue to accrue hours of employment service unless reemployment is guaranteed by statue or contract.

                  (3)   Termination of Employment. If the Optionee ceases to be

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an employee of the Corporation, HVB or of any Subsidiary Corporation for any
reason other than death or disability, such Stock Option(s) may be exercised by him or her within ninety (90) days immediately following the termination date to the extent that the Optionee was entitled to exercise such Stock Option(s) on the date of his or her termination of employment; provided, however that such Stock Option may not be exercised after the expiration date provided in Section 2.A. of this Agreement; provided further, that if the Optionee ceases to be an employee of the Corporation, HVB or of any Subsidiary Corporation because he or she voluntarily terminates his or her employment or because his or her employment is voluntarily terminated by the Corporation, HVB or by any Subsidiary Corporation as a result of his or her willful misconduct, as determined in the sole discretion of the Corporation, all rights to exercise the Stock Option shall terminate on the date when his or her employment ceases.

            D. OPTION PRICE. The Stock Option price per share shall be determined in good faith by the Corporation at the time a Stock Option is granted and shall not be less than one hundred percent (100%) of the fair market value of a share of the Common Stock of the Corporation on the date of the grant of such Stock Option.

            E. PAYMENT OF PURCHASE PRICE UPON EXERCISE. At the time of any exercise of a Stock Option, the purchase price of the shares for which such option may be exercised shall be paid in cash to the Corporation.

            F. NONTRANSFERABILITY. No Stock Option shall be transferable under the Plan other than by a will of the Optionee or by the laws of descent and distribution. During the lifetime of the Optionee, the Stock Option shall be exercisable only by the Optionee or by his or her attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or by the conservator of the Optionee would disqualify the option as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

            G. ADJUSTMENTS. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding common stock of the Corporation, by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, rights offering to purchase the common stock at a price substantially below fair market value, or of any similar change affecting the purchase price per share of those subject shares, shall be appropriately adjusted consistent with such change in such manner as the Corporation may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder or under the Plan. Any adjustment so made shall be final and binding upon the Optionee.

            H. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no right as a shareholder with respect to shares of stock subject to the Stock Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

            I. NO RIGHTS CONTINUED EMPLOYMENT. The Plan and any Stock Option granted under the Plan shall not confer upon the Optionee any right with respect to continuance of employment by the Corporation, HVB or by any Subsidiary Corporation, nor shall it interfere in any way with the rights of his or her employer to terminate his or her employment at any time.


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            J. REORGANIZATION, MERGER, CONSOLIDATION, DISSOLUTION, LIQUIDATION,
OR SALE OF ASSETS. Upon a reorganization in which the Corporation is not the surviving or acquiring corporation, any and all unexercised Stock Option(s) under the Plan shall be canceled as of the effective date of the reorganization; provided, however, that the Corporation shall give to the Optionee, or the holder of the Stock Option(s) at least fifteen (15) days written notice of the reorganization and during the period beginning when the Optionee, or the holder of the Stock Option(s)shall have the right to exercise the unexercised Stock Option(s) under the Plan without regard to employment or directorship tenure requirements or installment exercise limitations, if any; provided further, however, that the Stock Option(s) may not be exercised after the period provided in either Section 5A or 5B of the Plan. For the purposes of the Plan, this Agreement and any Stock Option(s) granted under the Plan, the term "reorganization" shall mean any merger, consolidation, sale of substantially all of the assets of the Corporation, or sale of the securities of the Corporation pursuant to which the Corporation becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

            K. COMPLIANCE WITH LAWS AND REGULATIONS. The Stock Option and the obligation of the Corporation to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws and rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or any rule or regulation or any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

      3. STOCK RESTRICTION AGREEMENT. The Corporation shall not be required to issue or deliver any share of Common Stock upon the exercise of any Stock Option granted under the Plan until the Optionee, or the holder of the Stock Option becomes a signatory to a stock restriction agreement (the "Stock Restriction Agreement") with respect to all of his or her Common Stock, including all shares presently owned or hereinafter acquired. This Stock Restriction Agreement will be substantially in the form of Exhibit "A" attached hereto.

      4. VESTING. The vesting of the Stock Option for the Optionee shall be determined in good faith by the Corporation at the time it grants a Stock Option to the Optionee and said vesting period shall be specified in the Option Grant Notice.

      5. INVESTMENT REPRESENTATION. Prior to the issuance of any share the Corporation shall require the Optionee to furnish to the Corporation an agreement (in such form as the Corporation may specify) in which the Optionee represents that the shares acquired by him or her upon exercise of the Stock Option are being acquired for investment and not with a view of resale, distribution, offering, transferring, mortgaging, pledging, hypothecating, or otherwise disposing of any such stock under the circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or applicable securities laws of any state. No shares


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of stock shall be issued upon the exercise of the Stock Option unless the
Corporation shall have received from the Optionee a written statement satisfactory to the Corporation, or the Corporation's counsel, containing the above representations, stating that the certificates representing such shares may bear a legend restricting their transfer, and stating that the Corporation's transfer agent or agents may be give instructions to stop transfer of any certificate bearing such legend.

      6. OPTIONEE BOUND BY PLAN. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. To the extent that the terms of this Agreement or of any Option Grant Notice are inconsistent with the terms of the Plan, the terms of the Plan shall govern.

      7. APPROVAL BY SHAREHOLDERS. The granting of any Stock Option by the Corporation is made pursuant to the terms of the adopted by the Board of Directors of the Corporation and which Plan was approved by a majority of the shareholders of the Corporation on May 14, 2002.

      8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by Certified or Registered Mail. As to the Corporation any required notice shall be addressed to the Chairman of the Board, Hudson Valley Holding Corp., 21 Scarsdale Road, Yonkers, New York 10707. As to the Optionee any required notice shall be addressed to him or her at his or her last address on file with Hudson Valley Holding Corp.

      Any party, by notice given as provided above, may change the address to which its future notices shall be sent.

      9. GOVERNING LAW. This Agreement shall be construed in accordance with the internal laws of the State of New York without reference to conflict of law principles.

      10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.


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      IN WITNESS WHEROF, the Corporation has caused this Agreement to be executed by its President and the Optionee has executed this Agreement, both as of the day and year first above written.

                                         HUDSON VALLEY HOLDING CORP.


                                         By:
                                            -------------------------------
                                            James J. Landy, President & CEO


                                         ATTEST:
                                                --------------------------


                                         OPTIONEE


                                         ---------------------------------

STATE OF NEW YORK    )
                        S.S.:

COUNTY OF WESTCHESTER)

      On the ____day of _________________,______ before me personally came James
J. Landy to me known, who, being by me duly sworn, did depose and say that he resides at 25 Constant Ave., Yonkers, New York, 10701; and that he is the President & CEO OF HUDSON VALLEY HOLDING CORP., the Corporation described in and which executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that he signed his name thereto by like order.

                                         ---------------------------------


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STATE OF NEW YORK    )
                        S.S.:
COUNTY OF WESTCHESTER)

      On the _____day of _______________, _____ before me personally came to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same




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